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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                     FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
           SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Commission File No. 0-14720-NY

                            CVD EQUIPMENT CORPORATION
                (Exact name of registrant as specified in charter)
              New York                                    11-2621692
    (State of incorporation)                (IRS Employer Identification No.)
                 1881 Lakeland Avenue, Ronkonkoma, New York 11779
                     (Address of principal executive offices)
                                   631-981-7081
                         (Registrant's telephone number)


                                   Common Stock

  Indicate by check mark this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective
  pursuant to General Instruction A.(c).      YES [ X ]   NO [    ]

  Indicate by check mark this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective
  pursuant to General Instruction A.(c).      YES [   ]   NO [    ]

  Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class               Name of each exchange on which
     To be so registered               each class is to be registered

   COMMON STOCK, PAR VALUE .01            AMERICAN STOCK EXCHANGE


  SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

  CVD EQUIPMENT CORPORATION

  (REGISTRANT)



                  By:      /s/  Mitchell Drucker

                          ---------------------------------------------------
                          Chief Financial Officer